Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Imporant. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	LAYCOR VENTURES CORP.

2.	Resident Agent	CANE & ASSOCIATES, LLP
	Name and Street Address:	Name
	(must be a Nevada address	3199 East Warm Springs Road, Suite 200		Las Vegas	NV	89120
	where process may be	Street Address		City	State	Zip Code
served)
		Optional Mailing Address		City	State	Zip Code

3.	Shares:
(number of shares
	corporation authorized to	Number of shares	200,000,000		Number of shares
	issue)	with par value:	aggregate	Par value:	0.001	without par value:

4.	Name & Addresses,	1. WAYNE MORGAN
	Of Board of	Name
	Directors/Trustees:	Suite 407, 1128 Quebec Street		Vancouver	B.C., Canada	V6A 4E1
	(attach additional page	Street Address		City	State	Zip Code
	there is more than 3	2.
	directors/trustees)	Name

		Street Address		City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
	(optional - see instructions)	To engage in and carry on any lawful business activity.

6.	Names, Address	MICHAEL TAYLOR		/s/ Michael Taylor
	and Signature of	Name		Signature
	Incorporator:	435 Martin Street, Suite 1010		Blaine	WA	98230
	(attach additional page	Address		City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Resident Agent for the above named corporation.
	of Appointment of	/s/ Ryleen Cane				3/9/04
	Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company				Date

This form, must be accompanied by appropriate fees. See attached fee schedule.